Exhibit 99.1

USG Corporation Reports 2011 First Quarter Results

CHICAGO--(BUSINESS WIRE)--April 20, 2011--USG Corporation (NYSE:USG):

First Quarter 2011 vs. First Quarter 2010

Consolidated Business Highlights

  Sales increased 1%
  Operating loss of $58 million compared to $82 million
  Adjusted operating loss of $49 million compared to $70 million

Business Unit Highlights

  U.S. Gypsum wallboard shipments totaled 992 MMSF vs. 1.15 BSF
  U.S. Gypsum average wallboard price of $109.15 per thousand square feet vs. $106.58
  Worldwide Ceilings operating profit increased $8 million
  L&W same-store net sales decreased 1%

USG Corporation (NYSE:USG), a leading building products company, today reported first quarter 2011 net sales of $721 million, an operating loss of $58 million and a net loss of $105 million, or $1.01 per diluted share based on 103 million average diluted shares outstanding. In last year’s first quarter, the operating loss was $82 million and the net loss was $110 million, or $1.10 per diluted share based on 99.4 million average diluted shares.

“As expected, we experienced generally weak demand in our domestic markets during the quarter,” said James Metcalf, President and CEO. “Accordingly, we continue to focus on our operating initiatives to drive improvements in our results.

“We are seeing signs of stabilization in U.S. commercial construction and positive trends in the repair and remodel segment, but the new residential construction market remains weak,” Metcalf continued. “The long term fundamentals that drive our business remain very solid. As demand improves we will benefit from the operating leverage inherent in both our manufacturing and distribution businesses.”

The corporation’s adjusted operating loss was $49 million in the first quarter of 2011, which compares to an adjusted operating loss of $70 million in the first quarter of 2010. The adjusted operating loss for the first quarter of 2011 excludes $9 million of restructuring and long-lived asset impairment charges, while the adjusted operating loss for the first quarter of 2010 excludes $12 million of restructuring and long-lived asset impairment charges.

A conference call is being held today at 10:00 A.M. Central Time during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG Web site, www.usg.com, in the Investor Relations section. The dial-in number for the conference call is 1-866-352-2116 for participants in the United States (1-630-691-2782 for callers from other countries), and the pass code is 29486764. After the live webcast, a replay of the webcast will be available on the USG Web site. In addition, a telephonic replay of the call will be available until Friday, April 29, 2011. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 29486764.

USG Corporation is a manufacturer and distributor of high-performance building systems through its United States Gypsum Company, USG Interiors, Inc., L&W Supply Corporation and other subsidiaries. Headquartered in Chicago, USG’s worldwide operations serve the residential and non-residential construction markets, repair and remodel construction markets, and industrial processes. USG’s wall, ceiling, flooring and roofing products provide leading-edge building solutions for customers, while L&W Supply center locations efficiently stock and deliver building materials nationwide. For additional information, visit the USG Web site at www.usg.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions. Actual business, market or other conditions may differ from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Actual results may differ due to various other factors, including: economic conditions, such as the levels of new home and other construction activity, employment levels, the availability of mortgage, construction and other financing, mortgage and other interest rates, housing affordability and supply, the levels of foreclosures and home resales, currency exchange rates and consumer confidence; capital markets conditions and the availability of borrowings under our credit agreement or other financings; competitive conditions, such as price, service and product competition; shortages in raw materials; changes in raw material, energy, transportation and employee benefit costs; the loss of one or more major customers and our customers’ ability to meet their financial obligations to us; capacity utilization rates; changes in laws or regulations, including environmental and safety regulations; the outcome in contested litigation matters; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release.

USG CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(dollars in millions except per share data)
(Unaudited)

	Three Months
	ended March 31,
	2011	2010

Net sales	$721	$716

Cost of products sold	685	702

Gross profit	36	14

Selling and administrative expenses	85	84

Restructuring and long-lived asset
impairment charges	9	12

Operating loss	(58)	(82)

Interest expense	52	45

Interest income	(2)	(1)

Other (income) expense, net	-	1

Loss before income taxes	(108)	(127)

Income tax benefit	(3)	(17)

Net loss	$(105)	$(110)

Basic loss per common share	$(1.01)	$(1.10)
Diluted loss per common share	(1.01)	(1.10)

Average common shares	103,021,407	99,385,442
Average diluted common shares	103,021,407	99,385,442

Other Information:
Depreciation, depletion and amortization	$41	$45
Capital expenditures	13	6

Average common shares and average diluted common shares outstanding are calculated in accordance with Accounting Standards Codification 260, "Earnings Per Share."

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three Months
	ended March 31,
	2011	2010
Net Sales:

North American Gypsum:
U.S. Gypsum Company	$318	$332
CGC Inc. (gypsum)	76	76
USG Mexico S.A. de C.V.	41	36
Other *	7	6
Eliminations	(26)	(26)
Total	416	424

Building Products Distribution:
L&W Supply Corporation	243	248

Worldwide Ceilings:
USG Interiors, Inc.	110	103
USG International	61	57
CGC Inc. (ceilings)	19	17
Eliminations	(13)	(12)
Total	177	165

Eliminations	(115)	(121)
Total net sales	$721	$716

Operating Profit (Loss):

North American Gypsum:
U.S. Gypsum Company	$(29)	$(37)
CGC Inc. (gypsum)	3	7
USG Mexico S.A. de C.V.	5	3
Other *	(8)	(8)
Total	(29)	(35)

Building Products Distribution:
L&W Supply Corporation	(22)	(39)

Worldwide Ceilings:
USG Interiors, Inc.	18	12
USG International	4	3
CGC Inc. (ceilings)	4	3
Total	26	18

Corporate	(29)	(23)
Eliminations	(4)	(3)
Total operating loss	$(58)	$(82)

*Includes a shipping company in Bermuda and a mining operation in Nova Scotia, Canada.

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	March 31,	December 31,
	2011	2010

Assets
Current Assets:
Cash and cash equivalents	$464	$629
Short-term marketable securities	145	128
Restricted cash	4	4
Receivables (net of reserves - $18 and $17)	396	327
Inventories	306	290
Income taxes receivable	3	3
Deferred income taxes	6	6
Other current assets	46	50
Total current assets	1,370	1,437

Long-term marketable securities	160	150
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,581 and $1,546)	2,243	2,266
Other assets	239	234

Total Assets	$4,012	$4,087

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$240	$218
Accrued expenses	284	294
Current portion of long-term debt	7	7
Income taxes payable	7	10
Total current liabilities	538	529

Long-term debt	2,300	2,301
Deferred income taxes	6	7
Other liabilities	624	631
Commitments and contingencies

Stockholders' Equity:
Preferred stock	-	-
Common stock	10	10
Treasury stock	(39)	(55)
Capital received in excess of par value	2,562	2,565
Accumulated other comprehensive loss	(33)	(50)
Retained earnings (deficit)	(1,956)	(1,851)
Total stockholders' equity	544	619

Total Liabilities and Stockholders' Equity	$4,012	$4,087

Other Information:
Total cash and cash equivalents and marketable securities	$769	$907
Borrowing availability from lines of credit	189	156
Total Liquidity	$958	$1,063

USG CORPORATION
RECONCILIATION of ADJUSTED OPERATING LOSS to REPORTED GAAP OPERATING LOSS
(dollars in millions)
(Unaudited)

	Three Months
	ended March 31
	2011	2010

Adjusted Operating Profit (Loss):
North American Gypsum	$(22)	$(31)
Building Products Distribution	(21)	(31)
Worldwide Ceilings	26	18
Corporate	(28)	(23)
Eliminations	(4)	(3)
Total	(49)	(70)

Restructuring and Long-Lived
Asset Impairment Charges:
North American Gypsum	7	4
Building Products Distribution	1	8
Worldwide Ceilings	-	-
Corporate	1	-
Total	9	12

Reported GAAP Operating Profit (Loss):
North American Gypsum	(29)	(35)
Building Products Distribution	(22)	(39)
Worldwide Ceilings	26	18
Corporate	(29)	(23)
Eliminations	(4)	(3)
Total	(58)	(82)

References to Adjusted Operating Loss are non-GAAP measures. Management believes this information provides investors with a more useful comparison of the corporation's ongoing business performance.

UNITED STATES GYPSUM COMPANY
WALLBOARD REALIZED PRICE & SHIPMENTS

	Quarter 1		Quarter 2		Quarter 3		Quarter 4		Full Year
Year	Price	Volume	Price	Volume	Price	Volume	Price	Volume	Price	Volume
2011	$109.15	0.99

2010	$106.58	1.15	$114.17	1.07	$114.45	1.03	$111.95	0.95	$111.66	4.20

Wallboard price reflects amount per one thousand square feet.
Volume expressed in billions of square feet.

CONTACT:
USG Corporation
Media Inquiries: 312/436-4356
Investor Relations: 312/436-4110